Exhibit 99

Leonard Campanaro Appointed to Enesco's Board of Directors

    ITASCA, Ill.--(BUSINESS WIRE)--Dec. 9, 2004--Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industry, today announced that the Company's Board of Directors appointed Leonard A. Campanaro as its newest Board member, who also will chair the Board's Audit Committee. Campanaro's appointment will be effective on January 5, 2005.
    Campanaro is the chief financial officer and senior vice president of Armstrong Industries, Inc., a building materials industry leader and a $3.3 billion public company with more than 15,000 employees, a position he has held for approximately four years. Beginning January 2005, Campanaro will assume a financial advisor role temporarily as Armstrong transitions in a new CFO. He will remain as a member of the Office of the Chairman leadership team and a member of the company's Retirement Committee until early 2005.
    Previously, Campanaro served more than 20 years with Harsco Corporation, a global industrial product and services leader, where he held the positions of president, chief operating officer and chief financial officer during his tenure. Campanaro also has nine years of public accounting experience with Touche Ross and is a CPA.
    "We are pleased to have someone with Leonard's financial expertise join our Board," said Anne-Lee Verville, chairman of Enesco's Board of Directors. "His experience will provide guidance and expert analysis with the advent of Sarbanes-Oxley, and oversee our Audit Committee practices."

    About Enesco Group, Inc.

    Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network leads the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halcyon Days, Lilliput Lane, Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

    This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures effecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.
    In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

    CONTACT: Ashton Partners
             Investor contact:
             Nathan Elwell, 312-553-6706
             nelwell@ashtonpartners.com
              or
             Enesco Group, Inc.
             Media contact:
             Donna Shaults, 630-875-5464
             dshaults@enesco.com